                                                                      Exhibit 21

Subsidiaries of Fastenal Company.


                                                                           Jurisdiction of
Subsidiary name                              Doing business as              incorporation
---------------                              -----------------              -------------
Fastenal Canada Company                            Same                       Minnesota

Fastenal Company Services                          Same                       Minnesota

Fastenal Company Purchasing                        Same                       Minnesota

Fastenal Company Leasing                           Same                       Minnesota

Fastenal Mexico Services S. de
     R.L. de C.V.                                  Same                        Mexico

Fastenal Mexico S. de R.L. de C.V.                 Same                        Mexico

Fastenal Singapore P.T.E. Ltd.                     Same                       Singapore